Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 25, 2014 relating to the financial statements, which appears in Aerie Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ

October 31, 2014